UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 9, 2005

GENESEE & WYOMING INC.

(Exact name of registrant as specified in its charter)

DELAWARE
(State or other jurisdiction of incorporation)

001-31456	06-0984624
(Commission File Number)	(I.R.S. Employer Identification No.)

66 FIELD POINT ROAD, GREENWICH, CONNECTICUT	06830
(Address of principal executive offices)	(Zip Code)

(203) 629-3722
(Registrant’s telephone number, including area code)

(NOT APPLICABLE)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
SIGNATURES

Item 1.01. Entry into a Material Definitive Agreement.

Establishment of 2005 Bonus Targets.

On February 3, 2005, the Compensation Committee (the “Committee”) of the Board of Directors of Genesee & Wyoming Inc. (the “Company”) approved the key terms of the Company’s annual cash bonus plan, which is incorporated under the Company’s 2004 Omnibus Incentive Plan (the “Plan”). As set forth in the Plan, which was approved by the Company’s stockholders at the 2004 Annual Meeting of stockholders, the Committee may choose from a range of defined performance measures. For fiscal year 2005, as was the case in the prior three years, the Committee approved financial and safety performance goals and bonus formulas under the Company’s Genesee Value Added methodology. The Genesee Value Added financial performance goals for the Company and each of its regions are derived from return on invested capital measurements. The Genesee Value Added safety performance goals for the Company and each of its regions are derived from ratios of the number of reportable injuries, as defined by the Federal Railroad Administration, to man hours worked.

The following table illustrates the target amount of annual cash bonus payments for senior executives of the Company, as well as the relative weights assigned to each performance measure for such individuals:

	Target Annual Cash
	Bonus Amount as a	Relative weighting of different criteria in determining Annual Cash Bonus Amount
Principal	percentage of base	Corporate Financial	Corporate Safety	Individual		Regional Safety	Regional Financial
Position	salary	Performance	Performance	Performance Goals		Performance	Performance
Chief Executive Officer	70%	85%	15%	—		—	—
Chief Financial Officer	50%	85%	15%	—		—	—
Chief Operating Officer	50%	80%	20%	—		—	—
Most other Corporate Officers	35%-50%	85%-35%	15%	50%-0	%(1)	—	—
Senior Vice Presidents (regional chief executives)	50%	20%	—	—		20%	60%

(1) Certain other corporate executives with non-operational responsibilities also have individual performance goals, which are tied to the attainment of strategic or operational initiatives and vary depending on the positions held by such persons.

Financial performance based bonuses can vary from zero to 200% of the target bonus amounts. To the extent that the Company, or a region in the case of a Senior Vice President, generates a financial performance based bonus amount that would otherwise be greater than 200% of the target bonus amount or less than zero, the excess amount (positive or negative, as applicable) is carried forward to determinations of the subsequent year’s bonus amount. However, no employee has any right to the excess positive amounts if his or her employment ends prior to the payment of such excess amounts, and no employee has any obligations related to excess negative amounts if his or her employment terminates. Safety performance based bonuses cannot exceed the targeted amount.

The actual bonuses payable for fiscal year 2005 (if any) will vary depending on the extent to which actual performance meets, exceeds or falls short of the goals approved by the Committee.

Payment of 2004 Bonuses to Certain Executive Officers.

Also on February 3, 2005, the Committee approved the payment of annual cash bonuses to certain executive officers, which were calculated pursuant to the Company’s 2004 performance compared to financial and safety performance targets established in accordance with the Company’s Genesee Value Added methodology. The amounts are as set forth below:

Principal Position	2004 Bonus Payments
Chief Executive Officer	$229,022
Chief Operating Officer	$92,932
Chief Financial Officer	$90,912
General Counsel and Secretary	$58,643
Chief Accounting Officer and Global Controller	$39,396

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

GENESEE & WYOMING INC.
	By:	/s/ Adam B. Frankel
February 9, 2005		Adam B. Frankel
SVP, General Counsel & Corporate Secretary